UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 23, 2003

PROGRESS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-19427	04-2746201

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Oak Park, Bedford, Massachusetts	01730

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 280-4000

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1 PURCHASE AGREEMENT
EX-99.1 PRESS RELEASE

Item 2. Acquisition or Disposition of Assets.

     On December 23, 2003, Progress Software Corporation (“Progress”), through its wholly owned subsidiary, Diamond Acquisition Corp., a Massachusetts corporation (the “Purchaser”), acquired substantially all of the assets and assumed certain liabilities of DataDirect Technologies Limited, a private company limited by shares incorporated under the laws of Ireland (“DataDirect Ireland”) and certain of the DataDirect Ireland’s subsidiaries (collectively, with DataDirect Ireland, the “Sellers”) for an aggregate purchase price of approximately $88 million, net of cash. The acquisition was made pursuant to a Purchase Agreement dated December 5, 2003, by and among Progress, the Purchaser and DataDirect Ireland (the “Purchase Agreement”). The purchase price for the assets was paid in cash. The source of funds for the purchase price was Progress’ cash and cash equivalents. Progress deposited $6,600,000 of the purchase price in escrow under an escrow agreement among the Purchaser, the Sellers and a bank, acting as escrow agent, to satisfy indemnification claims, if any, that may be made by the Purchaser against the Sellers pursuant to the Purchase Agreement.

     The acquired assets include:

•	accounts receivable;

•	prepayments and prepaid expenses;

•	all of the capital stock of the Belgian, German, Japanese and U.K. subsidiaries of DataDirect Ireland;

•	cash and cash equivalents;

•	inventory;

•	machinery, equipment, furniture, computers and related equipment;

•	contract rights;

•	customer lists; and

•	intellectual property rights.

     In connection with the acquisition, the Purchaser assumed the liabilities and obligations of the Sellers, except for specified excluded liabilities primarily relating to income taxes, withholding taxes and retention payments.

     DataDirect Ireland is a provider of standards-based components for connecting software to relational and XML data. Progress intends to utilize the acquired assets to continue DataDirect Ireland’s current business as a division of Progress and has offered employment to all of the former employees of DataDirect Ireland and its subsidiaries.

     As of the closing date of the transaction, except for a Distributor License Agreement, entered into as of September 30, 2002, in the ordinary course of business, by and between Progress and DataDirect Technologies, Inc., a wholly owned subsidiary of DataDirect Ireland, there were, to the best of Progress’ knowledge, no prior material relationships between Progress and DataDirect Ireland or any of Progress’ affiliates, directors or officers, or any associate of Progress’ directors or officers.

     The description of the acquisition contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference in its entirety herein. A copy of the press release issued by Progress on December 23, 2003 announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of the Acquired Business.

     The financial statements of the acquired business required to be filed pursuant to Item 7(a) of Form 8-K were not available at the time of filing this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

     The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(c)	Exhibits.

Number	Title

2.1	Purchase Agreement, dated as of December 5, 2003, by and among Progress Software Corporation, Diamond Acquisition Corp. and DataDirect Technologies Limited.

99.1	Press Release, dated December 23, 2003, entitled “Progress Software Completes Acquisition of DataDirect.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION

Dated: January 7, 2004	By:	/s/ Norman R. Robertson Norman R. Robertson Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Number	Title

2.1	Purchase Agreement, dated as of December 5, 2003, by and among Progress Software Corporation, Diamond Acquisition Corp. and DataDirect Technologies Limited.

99.1	Press Release, dated December 23, 2003, entitled “Progress Software Completes Acquisition of DataDirect.”